                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                FORM 8-K/A No. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

         Date of report (Date of earliest event reported): April 1, 2001


                                 METROCALL, INC.
                                  -------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-21924               54-1215634
          --------                     -------               ----------
(State or Other Jurisdiction      (Commission File          (IRS Employer
     of Incorporation)                  Number)           Identification No.)

            6677 Richmond Highway, Alexandria, Virginia         22306
          ----------------------------------------------        -----
           (Address of Principal Executive Offices)           (Zip Code)


                                 (703) 660-6677
                                 --------------
              (Registrant's telephone number, including area code)

                                 Portion Amended

        Item 5 of the Current Report on Form 8-K dated April 3, 2001 is amended by including a description of the amendment to the Rights Agreement, dated February 25, 2000, between Metrocall, Inc. and First Chicago Trust Company of New York (the "Rights Agent"). Under the Rights Agreement, Metrocall declared a dividend distribution of one preferred share purchase right (the "Right") for each outstanding share of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Each Right, when exercisable, entitles the registered holder to purchase from the Company, 1/1000th of a share of Series E Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares") at a price of $50 per 1/1000th share, subject to adjustment. The Rights Agreement contains a more detailed description of these Rights and terms. The amendment, dated April 1, 2001, exempts from the definition of "Acquiring Person" persons who become beneficial owners pursuant to the Restructuring and
Section 303 Agreement, dated April 1, 2001, between Metrocall and Weblink Wireless.

        Item 7 of the Current Report on Form 8-K, dated April 3, 2001, is amended by including the amendment to the Rights Agreement as an exhibit.


                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 6, 2001


                                         METROCALL, INC.


                                         By: /s/ Vincent D. Kelly
                                            -------------------------
                                               Vincent D. Kelly
                                               Chief Financial Officer

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                                  EXHIBIT INDEX



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
Exhibit Number        Description
--------------        -----------


     4.1              Amendment No. 1 to Rights Agreement between Metrocall, Inc. and
                      First Chicago Trust Company of New York, dated April 1, 2001.
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